Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. § 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Amendment No. 1 to the Annual Report on Form 10-K of Net Element, Inc. for the year ended December 31, 2011, each of the undersigned hereby certifies pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the undersigned’s knowledge: (i) such Amendment No. 1 to the Annual Report on Form 10-K of Net Element, Inc. for the year ended December 31, 2011 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (ii) the information contained in such Amendment No. 1 to the Annual Report on Form 10-K of Net Element, Inc. for the year ended December 31, 2011 fairly presents, in all material respects, the financial condition and results of operations of Net Element, Inc.

May 2, 2012	By: /s/ Mike Zoi
Date	Mike Zoi
Chief Executive Officer
(Principal Executive Officer)

May 2, 2012	By: /s/ Jonathan New
Date	Jonathan New
Chief Financial Officer
(Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to Net Element, Inc. and will be retained by Net Element, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.